UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

Instructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37629	26-3505687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 South 3000 East, Suite 700 Salt Lake City, UT	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	INST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On March 24, 2020, Thoma Bravo, LLC, a Delaware limited liability company (“Thoma Bravo”), completed the previously announced acquisition of Instructure, Inc., a Delaware corporation (“Instructure”), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of February 17, 2020 (the “Merger Agreement”), by and among Instructure, Instructure Holdings, LLC (formerly known as PIV Purchaser, LLC), a Delaware corporation that is an affiliate of Thoma Bravo (“Parent”) and PIV Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Purchaser”).

Item 1.02	Termination of a Material Definitive Agreement.

On March 24, 2020, in connection with the transactions contemplated by the Merger Agreement, Instructure terminated and repaid in full all outstanding obligations due under that certain Second Amended and Restated Loan and Security Agreement, dated as of June 22, 2017 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Instructure, Silicon Valley Bank and the other parties thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on February 24, 2020, Purchaser commenced a tender offer (the “Offer”) to purchase each issued and outstanding share of common stock of Instructure, $0.0001 par value per share (collectively, the “Shares”), at an offer price of $49.00 per Share net to the seller thereof in cash, without interest and subject to any withholding taxes (the “Offer Price”) upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as of February 24, 2020 (together with any amendments and supplements thereto, the “Offer to Purchase”), and in the related Letter of Transmittal, as amended and supplemented.

The Offer and any withdrawal rights thereunder expired one minute following 11:59 p.m., Eastern Time, on March 20, 2020 (the “Expiration Date”) and was not extended. Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), has advised Parent and Purchaser that, as of the Expiration Date, an aggregate of 24,828,913 Shares (not including 7,802,215 Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” (as defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL”)) by the Depositary in the Offer) had been validly tendered and not validly withdrawn pursuant to the Offer, which tendered Shares represent approximately 64.4% of the aggregate voting power of the Shares then outstanding. All Offer conditions having been satisfied or waived as of the Expiration Date, Purchaser accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer, and payment for such Shares will be promptly made to the Depositary, which will transmit such payments to tendering Instructure stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer.

Following consummation of the Offer, the remaining conditions to the Merger were satisfied and, on March 24, 2020, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the DGCL, Purchaser merged with and into Instructure (the “Merger”) with Instructure continuing as the surviving corporation and an indirect wholly owned subsidiary of Parent (the “Surviving Corporation”). In the Merger, each Share that was issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Shares owned by Parent, Purchaser, Instructure as treasury stock or any direct or indirect wholly owned subsidiary of Parent or Instructure, or Shares as to which the holder thereof has properly and validly exercised their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the DGCL) and not validly tendered and accepted pursuant to the Offer was automatically converted into the right to receive the Offer Price, without interest thereon.

In addition, pursuant to the Merger Agreement, at the Effective Time, the equity awards granted under Instructure’s equity incentive plans, including options to purchase Shares and restricted stock unit awards covering Shares were cancelled and converted into cash consideration equal to $49.00 multiplied by the number of vested shares subject to the equity award (less the applicable per share exercise price of those vested shares, with respect to any options), subject to any required tax withholdings, payable shortly after the closing of the Merger. Equity awards that were outstanding and unvested as of immediately before the Effective Time were cancelled and converted into cash consideration (the “Cash Replacement Amount”) equal to $49.00 multiplied by the number of unvested shares subject to the equity award (less the applicable per share exercise price of those unvested shares, with respect to any options), subject to any required tax withholdings, which consideration will be subject to generally the same terms as the corresponding, cancelled equity award, including vesting conditions. Any options with a per share exercise price equal to or greater than $49.00 were cancelled at the Effective Time for no payment or consideration. Instructure’s equity incentive plans terminated as of the Effective Time.

Purchaser paid a total of approximately $2 billion in cash in the Offer and Merger, without giving effect to related transaction fees and expenses, and funded the payments required to the complete the Offer and Merger with a combination of the proceeds of equity financing provided by the Thoma Bravo Fund XIII, L.P., debt financing sources and a portion of the Company’s cash on hand.

The foregoing descriptions of the Offer, the Merger and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Instructure’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2020, and is incorporated herein by reference.

The information set forth in the Introductory Note and Items 5.01 and 5.03 is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On March 24, 2020 in contemplation of the consummation of the Merger, Instructure requested the New York Stock Exchange (“NYSE”) suspend trading of the Shares effective at 9:00 a.m., Eastern Time. Prior to market open on March 24, 2020, Instructure notified NYSE of the consummation of the Merger and requested that NYSE file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instructure intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the termination or suspension, as the case may be, of Instructure’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares. The information set forth in Item 2.01 is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 is incorporated herein by reference.

Item 5.01.	Change in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of Instructure, and Thoma Bravo, as the ultimate parent of Parent, acquired control of Instructure.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of the directors of Instructure, Joshua Coates, Steven A. Collins, William M. Conroy, Ellen Levy, Kevin Thompson and Lloyd G. Waterhouse, resigned as directors of the board of directors of Instructure (the “Board”) and from all committees of the Board on which such directors served, effective as of the Effective Time. In addition, Joshua Coates (effective March 24, 2020) and Steven Kaminsky (effective March 25, 2020) separated from Instructure. Each of Messrs. Coates and Kaminsky are entitled to receive payments in accordance with the terms of the previously disclosed Company Officer Change in Control Severance Benefit Plan.

In accordance with the terms of the Merger Agreement, the directors and executive officers of Purchaser immediately prior to the Effective Time, which consisted of Holden Spaht and Brian Jaffee, became the directors and executive officers of Instructure immediately after the Effective Time. Biographical and other information with respect to the new directors and executive officers of Instructure is set forth in Schedule I to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Thoma Bravo, Parent and Purchaser on February 24, 2020 (together with any amendments and supplements thereto), which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, in connection with the consummation of the Merger, the certificate of incorporation and bylaws attached hereto as Exhibits 3.1 and 3.2, respectively, became the certificate of incorporation and bylaws of Instructure. The information set forth in Item 2.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 24, 2020, Thoma Bravo and Instructure issued a joint press release announcing the completion of the Offer and the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1*

Amended and Resated Agreement and Plan of Merger, dated as of February 17, 2020, by and among Instructure, Inc., Instructure Holdings, LLC (formerly known as PIV Purchaser, LLC) and PIV Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed with the SEC on February 18, 2020).

3.1	Amended and Restated Certificate of Incorporation of Instructure, Inc., dated as of March 24, 2020.

3.2	Amended and Restated Bylaws of Instructure, Inc.

99.1	Joint Press Release, dated March 24, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instructure, Inc.

Date: March 24, 2020	/s/ Matthew Kaminer
Matthew Kaminer
Chief Legal Officer